SOUTH STATE BANK

PARK STERLING BANK

May 15, 2017

Mark Ladnier
Park Sterling Bank
Charlotte Morehead

RE: Merger Announcement

Dear Mark,

We understand that merger announcements can be exciting and possibly stressful — exciting given the possibilities that may be ahead and possibly stressful given the uncertainty of your own personal situation. Your contributions to Park Sterling Bank are highly regarded, and we are counting on your continued commitment to make the merger with South State Bank ("South State") successful.

We will explore opportunities for possible placement for you in the combined organization based on your experience and skills and are hopeful that a continuing job opportunity with South State will result. If we are unable to identify a position prior to your determined job end date ("Severance Date"), you will be eligible to receive a minimum Severance Benefit equal to $225,010.00 ("Severance Benefit"). However, you do have to remain actively employed through the Severance Date to receive the Severance Benefit and if you accept an offer of employment in a different position with South State or any division of South State prior to the Severance Date, you will be ineligible for the Severance Benefit. Once a definitive conversion date is determined, you will receive a Severance Summary that contains more detailed information, including your Severance Date.

**THIS IS NOT AN EMPLOYMENT CONTRACT.** Your employment is "at will" and not for a specified period. Either party may terminate the relationship at any time, with or without case.

We look forward to your continued dedication as Park Sterling Bank and South State work toward a successful merger and conversion.

If you have any questions, please feel free to contact Bryan Hanson. Please sign one copy of this letter acknowledging receipt and return it to Bryan Hanson.

*Sincerely,*

Susan Bagwell

*Susan Bagwell*
EVP, Director of Human Resources

Bryan Hanson

*Bryan Hanson*
SVP, Human Resources Manager

Acknowledgement:

Mark S. Ladnier

Employee

5/18/17

Date